Exhibit (11.2)

THE MEAD CORPORATION AND CONSOLIDATED SUBSIDIARIES
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CALCULATION OF FULLY DILUTED NET EARNINGS PER COMMON AND COMMON EQUIVALENT)
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SHARE (1)
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(All amounts in thousands, except per share amounts)

                                                       Second Quarter Ended        First Half Ended
                                                      ---------------------      ---------------------
                                                       July 3,      July 4,       July 3,       July 4,
                                                        1994          1993          1994          1993
                                                      -------      --------       -------       -------
NET EARNINGS APPLICABLE TO COMMON AND COMMON
 EQUIVALENT SHARES                                    $53,778       $48,669       $82,790       $75,722
                                                      =======      ========       =======       =======
AVERAGE NUMBER OF SHARES OUTSTANDING ON A
 FULLY DILUTED BASIS:
  Shares used in calculating primary earnings
   per share                                           62,414        62,293        62,442        62,141

  Additional dilutive effect of stock options after
   application of treasury stock method                     1             2                          58
                                                      -------       -------       -------       -------
AVERAGE NUMBER OF SHARES OUTSTANDING ON A
 FULLY DILUTED BASIS                                   62,415        62,295        62,442        62,199
                                                      =======       =======       =======       =======
FULLY DILUTED NET EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE                                $ .86         $ .78         $1.33         $1.22
                                                        =====         =====         =====         =====

(1) This calculation is submitted in accordance with 17 CFR 229.601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3%.
































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